Exhibit 10.17

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of March 4, 2021 and amends the Employment Agreement, dated as of June 16, 2020 (the “Employment Agreement”), between Lantern Pharma Inc. (the “Company”) and Kishor G. Bhatia (“Executive”). The Company and Executive may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Company and Executive have entered into the Employment Agreement, dated as of June 16, 2020, wherein the Company employed Executive as the Company’s Chief Scientific Officer; and

WHEREAS, the Company and Executive wish to amend the Employment Agreement to increase the minimum number of hours devoted by Executive per week to the scientific, clinical and therapeutic development operations, and affairs of the Company.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other legal and valuable consideration, the Parties agree as follows:

1.	Section 1.3 of the Employment Agreement is hereby amended to read in its entirety as follows:

“Duties. Executive shall have such authority and duties as are usual and customary for the position described in Section 1.1. Executive shall perform such other services and duties as the Company may from time to time designate, provided that such services and duties are consistent with Executive’s present duties. Prior to March 4, 2021, Executive shall devote a minimum of 20 hours per week to the scientific, clinical and therapeutic development operations, and affairs of the Company. Commencing March 4, 2021, Executive shall devote a minimum of 26.67 hours per week to the scientific, clinical and therapeutic development operations, and affairs of the Company.”

2.	Section I of Exhibit A to the Employment Agreement is hereby amended to read in its entirety as follows:

“Initial Base Salary. The Company shall pay Executive an initial pre-tax base salary (“Initial Base Salary”) of $100,000 (One Hundred Thousand U.S. Dollars) per annum, less all applicable withholdings, with such Initial Base Salary to be paid in accordance with the Company’s standard payroll practices. Commencing March 4, 2021, the Initial Base Salary shall be increased to $133,333 (One Hundred Thirty Three Thousand Three Hundred Thirty Three U.S. Dollars) per annum, less all applicable withholdings, with such increased Initial Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after March 4, 2021.”

3.	All other terms of and conditions to the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of March 4, 2021.

COMPANY:

Lantern Pharma Inc.

By:	/s/ Panna Sharma
Panna Sharma
Chief Executive Officer

EXECUTIVE

/s/ Kishor G. Bhatia
Kishor G. Bhatia

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